                                                                   Exhibit 10.21

                               LICENSE AGREEMENT

     THIS LICENSE AGREEMENT ("License") is made and entered into as of the 13/th/ day of September, 2000 by and between DIVERSIFIED COMPUTER CONSULTANTS,
                                             --------------------------------
LLC., with its principal place of business at Suite 1370, 1100 Poydras Street,
----
New Orleans, LA 70163 ("DCC"), and BLUE MARTINI SOFTWARE, INC., with its
                                   ---------------------------
principal place of business at 2600 Campus Drive, San Mateo, CA 94403 ("BMS").

                                    RECITALS

     A. DCC is a tenant in the building located on that certain real property and improvements located at Suite 950, 200 North LaSalle, Chicago, IL 60601, as
                           ------------------------------------------------
shown on Exhibit A attached hereto (collectively, the "Property").
         ---------

     B. BMS desires to obtain from DCC a license to occupy a portion of the Property as shown on Exhibit A-1 attached hereto (the "Premises") for the
                     -----------
purpose of general office use, storage and training given by BMS to users of BMS's software. DCC desires to grant BMS a license to occupy the Premises for such purpose upon the terms and conditions set forth in this License.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the promises and mutual covenants set forth in this License and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Grant of License; Term. DCC hereby grants to BMS a license and
          ----------------------
permission to enter upon and use the Premises for the purpose set forth in Recital B for a period commencing on "The Occupancy Date" (as defined in Section B of Exhibit B), , October 1, 2000 and continuing until September 30, 2002 (the "Term"), unless sooner terminated as provided herein. In connection with such license, DCC shall provide BMS with security access to the Premises and such other information and/or items relating to the Premises as described on Exhibit
                                                                        -------
B attached hereto (the "Building Checklist").
-

     2.   Payment Terms.
          -------------

          a.  License Fee. Effective as of the Occupancy Date, BMS shall pay to
              -----------
DCC a license fee for the use of the Premises in the amount of $37,250 per quarter (the "License Fee"), which shall be payable no later than the tenth (10/th/) day of each quarter commencing on the tenth (10/th/) day following the Occupancy Date. The License Fee for any portion of a quarter shall be prorated based upon a ninety (90) day quarter. The first payment shall be made on the tenth (10/th/) day after the Occupancy Date. Except for the License Fee, BMS shall have no obligation to make any payments under this Agreement, or except as specifically set forth in this agreement, including, but not limited to, operating expenses, taxes, or additional payments payable by DCC to the owner of the

Premises under the lease for the Premises between DCC and the owner, unless agreed upon in writing by both DCC and BMS.

          b.  Refund of License Fee. Notwithstanding anything to the contrary
              ---------------------
contained herein, BMS shall receive a refund of the License Fee upon the occurrence of the following events (each, an "Event"): (i) BMS is prevented from using the Premises for any reason or is unable to conduct its training classes, other than due to an act or omission of BMS, (ii) the occurrence of any of the events set forth in Section 11 or (iii) as otherwise provided in this Agreement. The License Fee shall be refunded to BMS based on the number of days that the Event continues; provided, however, in the event that BMS elects to terminate the Agreement as permitted herein, BMS shall receive a refund of the License Fee prorated based on the number of days remaining in the quarter for which the License Fee has been paid, commencing on the date of the occurrence of the Event. Such refund shall be payable to BMS upon ten (10) days written notice to DCC.

     3.   Utilities. At all times during the Term, at DCC's sole cost and
          ---------
expense, DCC shall furnish all services, utilities and other facilities to the Premises that are provided to other tenants or occupants of the Property. All such utilities, services (including janitorial) and other facilities shall be furnished to BMS on the same basis and pursuant to the same conditions as provided to other tenants or occupants of the Property, except as specifically set forth herein.

     4.   Condition of Premises. DCC shall be obligated to make the Premises
          ---------------------
suitable for BMS's intended use, which shall include, but not be limited to, compliance with the requirements set forth on Exhibit B attached hereto (the
                                              ---------
"Building Checklist") and the requirements relating to hardware and network configuration which are attached hereto as Exhibit C (the "Configuration
                                           ---------
Checklist").

     5.   Maintenance and Repair; Alterations. At all times during the Term, at
          -----------------------------------
DCC's sole cost and expense, DCC shall provide janitorial and repair and maintenance services to the Premises on the same basis that such services are provided to other tenants or occupants of the Property. DCC shall be responsible for all repairs and maintenance required for lawful, safe and customary use and occupancy of the Premises. However, BMS shall be responsible for the maintenance and repair of all equipment which is owned or leased by BMS, and as part of such responsibility, shall cause BMS's equipment on the Premises to be covered by valid policies of property insurance.

     6.   Hardware/Software Requirements.
          ------------------------------

          (a) Hardware. In addition to providing BMS with the required hardware
              --------
and related facilities in accordance with Exhibit C at its sole cost and
                                          ---------
expense, DCC shall ensure that all required hardware is connected to a power source and is fully operational on or before BMS commences possession of the Premises. In the event that any subsequent release of BMS's software requires hardware upgrades during the Term of this License, at its sole cost and expense, DCC shall make such changes to the hardware as reasonably requested by BMS; provided, however, such cost to DCC shall not exceed the amount set forth on Exhibit C.
                                         ---------

          (b) Software. BMS shall provide DCC with BMS's software which shall
              --------
be installed by DCC in the Premises for BMS's use. BMS shall indemnify, defend, protect and hold DCC harmless from and against any and all Claims (as defined in Section 10 below) arising out of or in connection with BMS's failure to properly license BMS's software. DCC shall ensure that all other software (other than BMS's software) shall be used in accordance with valid license agreements procured by DCC from the providers thereof and that the use of such software by BMS under this Agreement shall not violate any such license agreements.

          (c) Instruction and Technical Support. DCC shall provide technical
              ---------------------------------
support and problem resolution for all hardware and software pursuant to Exhibit
                                                                         -------
B. DCC's obligations shall include, but shall not be limited to, installation,
-
maintenance and repair of the computer hardware, operating systems and network at its sole cost and expense. If there is a problem with the software provided by BMS, DCC will report it to the BMS for resolution and make a reasonable effort to assist BMS in diagnosing and resolving the problem. BMS shall be responsible for providing instructions, teaching materials, marketing of classes, instructors for classes, registration of students and billing.

     7.   Compliance with Laws. BMS shall not do or permit anything to be done
          --------------------
in or about the Premises which will in any way obstruct or interfere with the rights of others or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose. BMS shall not cause, maintain or permit any nuisance in or about the Premises. BMS shall not use the Premises or permit anything to be done in or about the Premises which will in any way violate or conflict with any law, statute, ordinance or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may hereafter be enacted or promulgated. DCC, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements relating to or affecting the use or occupancy of the Premises by BMS, including, but not limited to, the Americans with Disabilities Act and such laws governing the use and storage of Hazardous Materials (as defined below). The BMS hereby agrees to comply with the rules and regulations established by the owner of the property only to the extent that they do not conflict with the terms and conditions of this license agreement.

     8.   Environmental Compliance. BMS and BMS's employees, agents, contractors
          ------------------------
and invitees (collectively, "BMS's Parties") shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under, from or about the Premises (except routine office and janitorial supplies in customary quantities stored, used and disposed in accordance with applicable law). BMS and BMS's Parties shall comply with all present and future federal, state and local laws, statutes, ordinances, rules and regulations governing Hazardous Materials brought on to the Premises by BMS or BMS's Parties and shall promptly notify DCC of any violation thereof or the presence of any Hazardous Materials on, under, from or about the Premises or brought on to the

Premises by BMS or BMS's Parties. For purposes of this License, the term "Hazardous Materials" shall mean any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls and all chemicals, substances materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any federal, state or local law, statute, ordinance, rule or regulation based upon, directly or indirectly, such properties or effects. In no event shall the terms "BMS's Parties include employees, agents or contractors of DCC.

     9.   Insurance.
          ----------

          (a) BMS. BMS agrees to maintain at all times during the term of this
              ---
Agreement, public liability insurance covering the Premises naming DCC as an additional insured with minimum limits of liability of at least $1,000,000.00 covering damages or losses resulting from any injury to or death of any person or damage to or loss of property occurring on or about the Premises arising out of the acts or omissions of BMS or its officers, directors, employees and agents.

          (b) DCC. DCC agrees to maintain at all times during the term of this
              ---
Agreement, public liability insurance covering the Premises with minimum limits of liability of at least $1,000,000.00 covering damages or losses resulting from any injury to or death of any person or damage to or loss of property occurring on or about the Premises arising out of the acts or omissions of DCC or its officers, directors, employees and agents.

          10. Indemnification.
              ---------------

          (a) BMS shall indemnify, defend and hold harmless DCC and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their successors and assigns (collectively, "DCC's Parties") from and against any and all claims, demands, judgments, actions, causes of action, damages, losses, penalties, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) (collectively a "Claim") as a result of (i) the negligence or willful misconduct of BMS or BMS's Indemnified Parties (defined below) or (ii) a default by BMS of this Agreement that remains insured after the applicable notice and cure periods have expired. The obligations of BMS under this Section 10(a) shall survive the expiration or earlier termination of this License.

     (b) DCC shall indemnify, defend and hold harmless BMS and BMS's partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their successors and assigns ("BMS" Indemnified Parties) from and against all Claims arising as a result of (i) the negligence or willful misconduct of DCC or DCC's

Parties or (ii) a default by DCC of this Agreement that remains uncured after the applicable notice and cure periods have expired.

     11.  Termination. This License may be terminated by BMS upon ten (10) days
          -----------
prior written notice to DCC upon the occurrence of any of the following events:
(i) BMS is prevented from using the Premises for any reason or is unable to conduct its training classes for any reason for a period of five (5) consecutive days other than as a result of an act or omission of BMS or other than as hereinafter set forth in Subparagraph (ii); or (ii) BMS is prevented from using the Premises for ninety (90) or more days through force majeure which shall be defined as delays due to strikes, riots, acts of God, including fire, tornado, windstorm, flood, earthquake and shortages of labor or materials, war, governmental laws or regulations or any other causes of any kind whatsoever which are beyond the control of DCC; or (iii) BMS cannot take possession of the Premises by October 2000 due to no fault of BMS. This License may also be terminated by either party if the defaulting party fails to observe or perform any covenant or obligation to be observed or performed by such party hereunder and such failure continues for a period of ten (10) days after written notice from the non-defaulting party specifying the nature of such default; provided, however, in the case of a non-monetary default, if such default cannot be cured within ten (10) days, and the defaulting party is exercising its best efforts to cure such default, such failure continues for a period of more than thirty (30) days after written notice from the non-defaulting party. No termination hereof shall release either party or their respective successors or assigns from any liability or obligation hereunder, whether of indemnity or otherwise, resulting from any acts, omissions, or events occurring prior to the effective date of such termination. Notwithstanding anything to the contrary contained herein, from and after the date of termination, BMS shall have no obligation to pay all or any portion of the License Fee.

     12.  Surrender. Upon expiration or earlier termination of this License,
          ---------
BMS shall remove all BMS's personal property and surrender the Premises in good, broom clean condition, reasonable wear and tear excepted.

     13.  Entire Agreement; Amendment. This License contains all of the
          ---------------------------
agreements of the parties hereto with respect to the matters contained herein and no prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters shall be effective for any purpose. No provision of this License may be modified, waived, amended or added to except by a writing signed by the party against which the enforcement of such modification, waiver, amendment or addition is or may be sought.

     14.  Incorporation of Exhibits. All exhibits attached hereto and referred
          -------------------------
to herein are incorporated in this License as though fully set forth herein.

     15.  Attorneys' Fees. In any legal proceeding between DCC and BMS seeking
          ---------------
enforcement of or attempting to construe any of the terms and provisions of this License, or in connection with any of the property described herein, including, without limitation, insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party in such action shall be awarded, in addition to damages, injunctive or other relief, its reasonable costs and expenses, including, without limitation, service of process, filing fees, court and court reporter costs, investigation costs, expert witness fees and the cost of any bonds, and reasonable attorneys' fees.

     16.  Successors and Assigns. Subject to Section 17, this License shall be
          ----------------------
binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

     17.  Assignment. This License may not be assigned by BMS without the prior
          ----------
written consent of DCC which consent shall not be unreasonably withheld. Any assignment or delegation of rights, duties or obligations hereunder made by BMS without the required prior written consent shall be void and of no effect. No such assignment shall be deemed to relieve BMS from any liability or responsibility hereunder. Notwithstanding the foregoing, BMS shall have the right, without DCC's consent and without releasing BMS from any liability hereunder, to assign the License to any entity that is owned or controlled to the extent of more than fifty percent (50%), whether directly or indirectly, by BMS. In addition, so long as the stock of BMS is publicly traded on any nationally recognized exchange, a transfer of all or any part of such stock in BMS shall not be deemed an assignment of this License.

     18.  Notices. All notices required or permitted by this License shall be
          -------
in writing and may be delivered in person (by hand delivery or professional messenger service) to either party or may be sent by registered or certified mail, with postage prepaid, return receipt requested or delivered by Express Mail of the U.S. Postal Service or Federal Express or any other courier service guaranteeing overnight delivery, charges prepaid, or may be transmitted by facsimile transmission and addressed as follows:

     If to DCC at:

          DCC, LLC.
          1370 Energy Centre
          1100 Poydras St.
          New Orleans, LA  70163
          Facsimile Number:  (504) 585-7344

          Attn: Karl Weisheit, Project Director

     If to BMS at:

          Blue Martini Software, Inc.
          2600 Campus Drive
          San Mateo, CA 94403
          Facsimile Number:  (650) 356-7595

          Attn:  Michael Strambi

     Any such notice sent by registered or certified mail, return receipt requested, shall be deemed to have been duly given and received seventy-two (72) hours after the same is so addressed and mailed with postage prepaid. Notices delivered by overnight service shall be deemed to have been given twenty-four (24) hours after delivery of the same, charges prepaid, to the U.S. Postal Service or private courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon confirmation of transmission thereof. Any notice or other document sent by any other manner shall be effective only upon actual receipt thereof. Any party may change its address for purposes of this Section 17 by giving notice to the other party as provided herein.

     19.  Authority. Each Party represents and warrants that it is duly
          ---------
authorized to execute and deliver this License and that such execution is binding upon the entity for which the undersigned is executing this document.

     20.  Governing Law. This License shall be governed by, interpreted under,
          -------------
and construed and enforced in accordance with the internal laws of the State of Illinois.

     21.  Headings. The headings of this License are for purposes of reference
          --------
only and shall not limit or define the meaning of the provisions of this License.

     22.  Severability. If any paragraph, section, sentence, clause or phrase
          ------------
contained in this License shall become illegal, null or void, against public policy, or otherwise unenforceable, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void, against public policy, or otherwise unenforceable, the remaining paragraphs, sections, sentences, clauses or phrases contained in this License shall not be affected thereby.

     23.  Waiver. The waiver of any breach of any provision hereunder by DCC or
          ------
BMS shall not be deemed to be a waiver of any preceding or subsequent breach hereunder. No failure or delay of any party in the exercise of any right given hereunder shall constitute a waiver thereof nor shall any partial exercise of any right preclude further exercise thereof.

     24.  Time of Essence. Time is of the essence in this License as to all
          ---------------
dates and time periods set forth herein.

     25.  Counterparts. This License may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, all of which taken together shall constitute one and the same instrument.

     26.  Option to Renew. So long as BMS is not in default under this License
          ---------------
at the time of exercise or on the commencement date of the Extended Term (as hereinafter defined), BMS shall have unlimited option to extend the term of this License with respect to the entirety of the Premises (the "Option to Extend") for a period of one (1) year from the date of the expiration of the current Term (the "Extended Term") on the same terms and conditions as set forth in this Agreement, except as follows: (a) the Option to Extend shall be exercised, if at all, by written notice of exercise given to DCC by BMS not earlier sixty (60) days prior to the expiration of the current term.

     27. Confidential Information DCC agrees to treat all Confidential
         ------------------------
Information as confidential information of BMS, both during the term and two (2) years after the expiration or termination of this Agreement. "Confidential Information" means all information and material to which DCC has access in connection with services provided hereunder including, but not limited to: (a) all developments; (b) all software, documentation, financial, marketing and customer data and other information; and (c) any other material or information that is either marked as confidential or is disclosed under circumstances such that one would reasonably expect it to be confidential. DCC agrees to use the Confidential Information received under this Agreement solely for the purposes of providing services under this Agreement. DCC will not duplicate any Confidential Information unless such duplication is necessary to provide services under this Agreement and agreed to by BMS in writing. DCC will not make Confidential Information available to any third party, except as specifically authorized by BMS in writing. All Confidential Information and any other information received from BMS, including but not limited to, all copies of any form, shall be returned to BMS upon completion or termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this License as of the date first written above.



                                           DCC


                                               /s/ Karl Weisheit
                                           By:---------------------------------
                                               Karl Weisheit
                                               Project Director

                                           BMS

                                           Blue Martini Software, Inc.
                                           ---------------------------

                                              /s/ Michael W. Strambi
                                           By:---------------------------------
                                               Michael W. Strambi
                                               Treasurer

                                   EXHIBIT A
                                   ---------
                             PROPERTY AND PREMESIS
                             ---------------------

1. A site plan, and the location of the property address is attached hereto as
--
   Exhibit A-1.

2. Structural Specifications: The Premises will be comprised of one (1) existing
--
   training room, not less than 650 square feet in size identified in Exhibit A-
                                ---
   1. All classrooms will be equipped to accommodate 12 students, each with their own workstation.

3. BMS will have access and use of the Premises during normal business hours
--
   only as specified herein. Access and use of the Premises will be permitted weekdays from 8am to 5pm local time with utilities until 7pm and HVAC until 6 pm local times. If the Premises needs to be utilized other than those hours, a BMS personnel shall inform the DCC manager on duty so that DCC can accommodate BMS. The Property will be closed on the following holidays:
   Memorial Day, Independence Day, Labor Day, Thanksgiving, day after Thanksgiving, Christmas Eve day and Christmas, New Years Eve Day and New Years Day, Presidents Day. If a conflict occurs both parties must agree on a reasonable solution. Access and use of the Premises by BMS at all other times will be with the approval of DCC which such approval shall not be unreasonably withheld.

4. In the event that DCC moves its offices to a new facility, BMS shall have a one-time option, after observing the new facility, to terminate this agreement. This option to terminate shall only apply at the time of the move.

                                  EXHIBIT A-1
                                  -----------

(Attach Site Plan)
------------------

EXHIBIT B
---------

                              BUILDING CHECKLIST

The Exhibit shall govern the educational facilities located in Chicago, IL for the purpose of allowing BMS to conduct BMS's software training classes. Notwithstanding anything contained here and to the contrary, all facilities, services and items provided on this exhibit shall be at the sole cost and expense of DCC.

A. The Commencement Date of this Agreement shall be October 1, 2000.
                                                    ---------------

B. The Occupancy Date of this Agreement shall be the later of October 1, 2000 or
                                                              ---------------
   shall be the date BMS takes possession of the Premises.

C. Description of Classrooms:

      1. The classroom will contain the following:
            a. The existing classroom and furniture
            b. (1) phone accessible by instructor - located in the front of the classroom.
            c. Wiring to accommodate 16 workstations and up to 4 emergency workstations.
            d. BMS will provide all computer hardware for this location.

   D. DCC will provide telephone service for students with free local service
      ---
      and access for long distance credit card telephone calls.

   E. DCC will provide the following services at no additional cost to BMS: All
      ---
      day inventory of juice, beverages and paper products. Morning food and beverage service for students including coffee, tea, hot chocolate, sodas, bottled water or its equivalent, assorted muffins, pastries, bagels and juice.

   G. DCC will provide a facsimile and photocopy machine for instructors to use.
      ---

   H. DCC will supply paper for all printers, whiteboard markers, overhead
      ---
      markers, and erasers.

   I. DCC will provide BMS with map, lodging and address information of the
      ---
      facility.

   J. DCC, will provide one (1) on site receptionist during normal business
      ---
      hours of the Facility to handle communications and services for attendees that include:

      1. Class set up and clean up.
      2. Receiving, storing, and distributing documents and training materials.
      3. Continuous coffee service throughout the day.

      4. Maintaining cold beverages for each classroom.
      5. Order in advance and ensure student refreshments (coffee, beverages, and pastries arrive on schedule).
      6. Answering phones and delivering messages to instructors and students.
      7. Distribute BMS mousepads, manuals, pens and pads for training.
      8. Stock an adequate level of BMS training giveaways for distribution by the instructors during classes.
      9. Ensure classes are adequately stocked with candy and BMS giveaway items.
     10. Verify delivery of manuals for the following week's courses by Thursday each week and advise BMS (or its supplier) of short shipments for rush delivery.
     11. Contact the local BMS office monthly regarding return of unused manuals.
     12. Fax completed sign in sheets to corporate office and send originals via courier.
     13. Print class lists for student sign in and BMS student certificates.

L. DCC will provide a technical support resource in the facility who has
   ---
demonstrated proficiency in troubleshooting and configuring:
   .   NT 4.0 Server and Workstation
   .   DHCP service
   .   WINS service
   .   TCP/IP protocol suite
   .   Intel-based servers and workstations
   .   Networking hardware present at the site

The technical resource will be responsible for the following:

1. Working with a BMS technical resource, perform the initial installation of the BMS environment in the classrooms.
2. Install any software upgrades, which become available, at the time specified by BMS. Any deviation from that specified time requires prior approval from BMS (initial distribution will be via CD or diskette.)
3. Refresh workstations and databases as required after course completion.
4. Respond to technical problems that may be encountered during the course delivery by the instructors.
5. Elevate to BMS technical support any problems that can not be resolved within a time period to be mutually agreed by DCC and BMS.
                                                 ---

M. BMS  will provide DCC with the following:
   ---               ---
     1. Instructors to teach the BMS classes held at this DCC location.
                                                          ---
     2. Books, blank certificates, sign in sheets, and goodies including: mousepads, pens, notepads, key chains, etc., to be distributed by DCC.
                                                                           ---

                                   EXHIBIT C
                                   ---------

                            CONFIGURATION CHECKLIST


BMS will supply all necessary hardware to run BMS classes.

                                      14
</TEX>